UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2011
WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Bonnie Circle Corona, California	92880

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (951) 493-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On January 21, 2011, Watson Pharmaceuticals, Inc. (the “Company”) issued a press release providing an overview of its global operations and outlook. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
In its press release, the Company presented GAAP and non-GAAP financial measures (and presentations derived from these financial measures) as defined in Regulation G as promulgated by the U.S. Securities and Exchange Commission. These non-GAAP measures should not be considered replacements for GAAP results. The Company provided non-GAAP information because it believes that such data provides useful information to investors. However, investors are cautioned that, unlike financial measures prepared in accordance with GAAP, non-GAAP measures may not be comparable with the calculation of similar measures for by other companies. The Company uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. The Company believes the use of these non-GAAP financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including evaluation of its operating performance.
The information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
d. Exhibits:

99.1	Press Release titled “Watson Presents Outlook for Continued Long Term Growth”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2011	WATSON PHARMACEUTICALS, INC.
	By:	/s/ R. Todd Joyce
R. Todd Joyce
Senior Vice President — Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release titled “Watson Presents Outlook for Continued Long Term Growth”.

4